EXHIBIT 3.11

ARTICLES OF INCORPORATION

OF

GROUND ZERO INC.

The undersigned natural person of the age of eighteen (18) years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopts the following Articles of Incorporation:

ARTICLE ONE

The name of the corporation is: GROUND ZERO INC.

ARTICLE TWO

The address, including street and number, if any, of the corporation’s initial registered office in this state is Goldstein & Vouga, P.C., 121 Hunter Avenue, Suite 101, St. Louis, Missouri 63124, and the name of the initial registered agent at such address is Steven Goldstein.

ARTICLE THREE

The aggregate number, class, and par value of shares that the corporation shall have authority to issue shall be thirty thousand (30,000) shares of common stock having a par value of One Dollar ($1.00) per share amounting in the aggregate to Thirty Thousand Dollars ($30,000.00).

ARTICLE FOUR

No holder of shares of any class of stock of this corporation, either now or hereafter authorized or issued, shall have any preemptive or preferential right to subscribe for or purchase any shares of any class of stock of this corporation, either now or hereafter authorized whether issued for cash, property or services, or to subscribe for or purchase obligations, bonds, notes, debentures, other securities or stock convertible into stock of any class of this corporation, other than such right, if any, as the Board of Directors in its discretion may from time to time determine, and at such prices as the Board of Directors may from time to time fix.

ARTICLE FIVE

The name and place of residence of the incorporator are as follows:

Name	Street	City and State
Steven Goldstein	121 Hunter Avenue	St. Louis, Missouri 63124
Suite 101
712 Swathmore Lane
University City, MO 63130

ARTICLE SIX

The number of directors to constitute the first Board of Directors is four (4). Thereafter, the number of directors shall be fixed by, or in the manner provided in, the bylaws of the corporation. Any changes shall be reported to the Secretary of State within thirty (30) calendar days of such change.

ARTICLE SEVEN

No shareholder shall have the right to cumulative voting in the election of directors.

ARTICLE EIGHT

The duration of the corporation is perpetual.

ARTICLE NINE

The corporation is formed to do any and all legal acts permitted to be done by corporations organized under and pursuant to “The General and Business Corporation Law of Missouri.”

ARTICLE TEN

The power to make, alter, amend, or repeal bylaws of the corporation shall be vested exclusively in the Board of Directors.

IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 31st day of December, 1997.

/s/ Steven Goldstein
Steven Goldstein

STATE OF MISSOURI )
) SS.
COUNTY OF ST. LOUIS )

I, Donna Honnoll, a notary public, do hereby certify that on the 31st day of December, 1997, personally appeared before me Steven Goldstein, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

/s/ Donna L. Honnoll
Notary Public

My commission expires:	DONNA L. HONNOLL
Notary Public - Notary Seal
STATE OF MISSOURI
St. Louis County
My Commission Expires: May 24, 2001

State of Missouri

Rebecca McDowell Cook, Secretary of State

P.O. Box 778, Jefferson City, MO 65102

Corporate Division

Amendment of Articles of Incorporation

(To be submitted in duplicate)

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1. The present name of the Corporation is GROUND ZERO INC..

The Corporate number is 00450207.

The name under which it was originally organized was GROUND ZERO INC..

2. An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholder on February 12, 1998.

3. Article Number Six is amended to read as follows:

The number of directors to constitute the Board of Directors is one (1).

4. Of the thirty thousand (30,000) shares authorized, only one-hundred (100) of such shares are outstanding and entitled to vote on such amendment. The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class	Number of Outstanding Shares
Common	100

5. The number of shares voted for and against the amendment was as follows:

Class	No. Voted For	No. Voted Against
Common	100	0

6. If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

1

7. If the amendment provides for an exchange, rectification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

IN WITNESS WHEREOF, the undersigned, President has executed this instrument and its Secretary has affixed its corporate seal hereto and attested said seal on the 16th day of February, 1998.

(SEAL)	GROUND ZERO INC.
Name of Corporation

ATTEST:

/s/ Steven Goldstein	By	/s/ Steven Goldstein
Secretary		Steven Goldstein, President

State of Missouri )
) SS
County of St. Louis )

I, Donna Honnoll, a Notary Public, do hereby certify that on this 4th day of March, 1998, personally appeared before me Steven Goldstein who, being by me first duly sworn, declared that he is the President and Secretary of Ground Zero Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

/s/ Donna L. Honnoll
Notary Public

My commission expires	DONNA L. HONNOLL
Notary Public - Notary Seal
STATE OF MISSOURI
St. Louis County
My Commission Expires: May 24, 2001

2